Exhibit 10.8

AMENDMENT TO AND ASSUMPTION OF

TARGA RESOURCES, INC. 2004 STOCK INCENTIVE PLAN

WHEREAS, TARGA RESOURCES, INC. (“Targa”) has heretofore adopted the TARGA RESOURCES, INC. 2004 STOCK INCENTIVE PLAN (the “Plan”); and

WHEREAS, as a result of the merger of Targa Resources Merger Sub Inc. with and into Targa (the “Merger”), all of the outstanding shares of capital stock of Targa were converted into capital stock of TARGA RESOURCES INVESTMENTS INC. (the “Company”); and

WHEREAS, in connection with the Merger, the Company has agreed to assume the Plan and the options granted thereunder, which have been converted from options to purchase the common stock of Targa into options to purchase the common stock of the Company; and

WHEREAS, such conversion has been made in accordance with the requirements of Section 1.424-1 of the Treasury regulations as if the options were statutory options; and

WHEREAS, pursuant to the authority granted in Section 7 of the Plan, the Board of Directors of the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan shall be amended as follows, effective as of October 28, 2005 (the “Effective Date”):

1. As of the Effective Date, Targa hereby transfers sponsorship of the Plan to the Company, and the Company hereby assumes and becomes the sponsor of the Plan and assumes all options granted thereunder which were outstanding as of the Effective Date.

2. In Section 1 of the Plan, “Targa Resources, Inc.” shall be deleted, and “Targa Resources Investments Inc.” shall be substituted therefor with respect to the identification of the “Company.” Except as otherwise provided herein, all other references in the Plan to the “Company” shall be deemed to refer to Targa Resources Investments Inc.

3. Certain terms in Section 2 of the Plan shall be deleted, and the following shall be substituted therefor:

“‘Director’ shall mean a member of the Board (or a member of the Board of Directors of an Affiliate).”

“‘Stockholders’ Agreement’ shall mean the Amended and Restated Stockholders’ Agreement dated as of October 28, 2005, among the Company and the other parties thereto, as the same may be amended from time to time.”

4. Section 4(a) of the Plan shall be deleted, and the following shall be substituted therefor:

“(a) No Additional Awards. No Awards shall be granted under the Plan from and after December 31, 2004.”

5. The text of Section 9 of the Plan shall be deleted, and the following shall be substituted therefor:

“The Plan became effective on February 27, 2004.

6. The first sentence of Section 10 of the Plan shall be deleted, and the following shall be substituted therefor:

“No Award shall be granted under the Plan from and after December 31, 2004.”

7. The assumption of the Plan by the Company is solely for the purpose of effecting an assumption of the options outstanding under the Plan as of the Effective Date.

8. As assumed and amended by the Company, the Plan and the options granted thereunder and outstanding as of the Effective Date are specifically ratified and reaffirmed.

EXECUTED and effective as of October 28, 2005.

TARGA RESOURCES INVESTMENTS INC.

By:	/s/ Joe Bob Perkins
Name:	Joe Bob Perkins
Title:	President

TARGA RESOURCES, INC.

By:	/s/ Joe Bob Perkins
Name:	Joe Bob Perkins
Title:	President